UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 7, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.
Extension of Proposal to Purchase Emmis
As previously disclosed in a Current Report on Form 8-K filed by Emmis Communications Corporation (the "Company") on August 18, 2016, the Company received a letter (the “Proposal Letter”) from E Acquisition Corporation (“EAC”), an Indiana corporation currently owned by Jeffrey H. Smulyan, the Company’s Chairman of the Board, Chief Executive Officer and controlling shareholder, and also expected to be owned by certain directors, officers, and other shareholders of the Company, setting forth a non-binding proposal by which EAC (the “Proposing Person”), would acquire all the outstanding shares of Class A Common Stock of the Company that are not owned by the Proposing Person at a cash purchase price of $4.10 per share (the “Proposal”).
In response, the Company's Board of Directors (the "Board") formed a special committee of independent and disinterested directors (the “Special Committee”) to review and evaluate the Proposal. On September 16, 2016, EAC delivered to the Special Committee a letter extending the deadline for responding to the Proposal until September 30, 2016. On September 29, 2016, EAC delivered to the Special Committee a letter extending the deadline for responding to the Proposal until October 7, 2016. On October 7, 2016, EAC delivered to the Special Committee a letter (the “Proposal Extension Letter”) extending the deadline for responding to the Proposal until October 14, 2016, at which point the Proposal will expire without any further action of any party. A copy of the Proposal Extension Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.
No assurance can be given that an agreement on terms satisfactory to the Special Committee or the Board will result from the Proposal or that any transaction will be completed.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different media and technologies;
•loss of key personnel;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•fluctuations in the market price of publicly traded or other securities;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•changes in radio audience measurement methodologies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Document Description
99.1	Letter from E Acquisition Corp. to the Special Committee dated October 7, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: October 7, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary